UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2026

SPARK I ACQUISITION CORPORATION

(Exact name of registrant as specified in its Articles)

Cayman Islands	001-41825	87-1738866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3790 El Camino Real, Unit #570

Palo Alto, CA 94306

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 353-7082

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SPKLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	SPKL	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	SPKLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on September 25, 2026, Spark Acquisition Corp. I (the “Company”) held an extraordinary general meeting of shareholders (“EGM”) to approve an extension of the time by which it had to consummate its initial business combination from September 29, 2026 to March 29, 2027 (the “Extension”).

In connection with the EGM, shareholders holding an aggregate of 609,668 Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”), exercised their right to redeem such shares for a pro rata portion of the funds held in the Company’s trust account (the “Trust Account”) as of October 2, 2026, including any interest earned on the funds held in the Trust Account. As a result, approximately $7.1 million (approximately $11.68 per share) was removed from the Trust Account to pay such holders and approximately $19.0 million remained in the Trust Account. Following the aforementioned redemptions, the Company has 6,445,104 Class A Ordinary Shares outstanding, consisting of 1,627,045 Class A Ordinary Shares originally issued as part of the units sold in the Company’s initial public offering and 4,000,000 Class A Ordinary Shares that were originally issued to SLG SPAC Fund, LLC, the Company’s sponsor, as Class B ordinary shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK I ACQUISITION CORPORATION

By:	/s/ James Rhee
Name:	James Rhee
Title:	Chief Executive Officer

Date: October 5, 2026